PROMISSORY NOTE

$_____________	As of November 14, 2008

Apex Bioventures Acquisition Corporation (the “Company”) promises to pay to the order of ___________________ (the “Holder”) the principal amount of ______________________ ($__________) (the “Maximum Principal Amount”), or, if less, the aggregate principal amount outstanding under this Note, in lawful money of the United States of America, on the terms and conditions described below.

The Company may borrow and repay hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the Maximum Principal Amount provided, that no Event of Default (as defined below) has occurred hereunder.  All advances made by the Holder to the Company hereunder and all payments made by the Company to the Holder on account of principal hereof shall be noted by the Holder on the schedule of advances and payments of principal that is attached as Schedule I hereto and hereby made a part hereof; provided, however, that any error or omission by the Holder in this regard shall not affect the obligation of the Company to pay the full amount of the principal balance and interest on all advances made to the Company by the Holder.

1.           Principal.  The principal balance of this Note shall be repayable on the earlier of (a) November 14, 2009, and (b) the date on which the Company consummates a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination on the terms described in the Final Prospectus, dated June 7, 2007, relating to the initial public offering of 7,500,000 units of the Company’s securities.

2.           Interest.   Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the annual rate of 1.63% (such rate being the applicable federal rate for short-term debt as prescribed by the U.S. Internal Revenue Service as of the date hereof).

3.           Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.           Events of Default. The following shall constitute Events of Default:

(a)           Failure to Make Required Payments.  Failure by the Company to pay the principal on this Note within five (5) business days following the date when due.

(b)           Voluntary Bankruptcy, Etc.  The commencement by the Company of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.           Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 4(a), the Holder may, by written notice to Company, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of the Holder.

6.           Waivers.   The Company and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Holder under the terms of this Note, and all benefits that might accrue to the Company by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Company agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Holder.

7.           Unconditional Liability.  The Company hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.           Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (c) one business day after deposit with an internationally recognized overnight courier, specifying next business day delivery, with written verification of receipt, or (d) upon confirmed facsimile or other electronic transmission if sent during normal business hours of the recipient and otherwise on the next business day (provided, that such communication is also sent by another method permitted by this Section 8).  All communications shall be sent to the following addresses or to such other address as either party may designate by notice in accordance with this Section 8.

If to Company:	Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, CA 94010
Attn.: K. Michael Forrest
Facsimile: (650) 342-8440
Email: mforrest@apexbioventures.com

If to the Holder:	[NAME]
[ADDRESS]

9.           Construction.  This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of Delaware.

10.           Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

APEX BIOVENTURES ACQUISITION CORPORATION

By:
Name:
Title:

Schedule I

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid	Unpaid Principal Balance	Notation Made by